Exhibit 99.1

PHILLIPINE EXPOSITION FEATURES WATER NOW AQUA 125

Philippine Association of Water Districts Annual Exposition Showcases Water Now, Inc. Product

February 21, 2019

FOR IMMEDIATE RELEASE

Water Now, Inc. (otcqb: WTNW) Water Now, Inc., a world leader in water purification, in conjunction with

Asia Pacific Prime Corporation attended and exhibited at the 39th annual Philippine Association of Water Districts annual exposition held in Iloilo City, Philippines February 7-9, 2019.

Asia Pacific Prime Corporation CEO Gene Rojas explained, “Clean, safe drinking water is obviously a critical concern of every single person in the world.  In the Philippines it takes on extra urgency because of the frequency of natural disasters ranging from typhoons to volcanic eruptions.  When commercial power is interrupted, people are left without reliable sources of clean water.  The Aqua 125 was a big hit with the many water districts that saw the system at the expo.”

Water Now, Inc., supports all of Oceana, including the Philippines, Guam, Tinian, Saipan, Rota, Palau, and other South Pacific states through its distributor, Guam based, Asia Pacific Prime Corporation.

Learn more about Water Now Inc and its incredible family of life saving water purification products at www.waternowinc.com.